UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 4, 2013

MILLENNIUM INDIA ACQUISITION COMPANY INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

333-133189

(Commission File Number)

20-4531310

(IRS Employer Identification No.)

410 Park Avenue

Suite 1500

New York, New York 10022

(Address of principal executive offices and zip Code)

Registrant’s telephone number, including area code: (212) 751-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02  Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 3, 2013, the existing directors of the Company (Gul Asrani,  Thomas Mathew, C.P. Krishnan Nair, F. Jacob Cherian and Suhel Kanuga) were replaced in their entirety by a new set of directors (David H. Lesser, Arun Mittal, Habib Yunus, Dionisio D’Aguilar and Jesse Derris) (the “HBP Nominees”) pursuant to the delivery to the Company of  written consents publicly solicited by shareholder Hudson Bay Partners, LP (“HBP”) in which shareholders owning more than 50% of the Company’s shares consented to the removal without cause of the existing directors and their replacement by the HBP Nominees.  The directors had previously provided their consent to serve as directors of the Company as part of HBP’s solicitation of shareholders’ written consents.  All committee posts were vacated upon the removal of the previous directors.

Also on October 3, 2013, the Company’s new Board of Directors appointed Mr. David H. Lesser as its Chairman, and appointed Mr. Mittal, Mr. Yunus and Mr. D’Aguilar to the Audit Committee.  Additional committee appointments are expected to be made in the near future.  The new Board also removed from their positions the existing officers of the Company, whose compensation terminated immediately, and appointed Mr. Lesser as the Company’s Chief Executive Officer, Secretary and Treasurer.  The new Board also determined that in, furtherance of a smooth transition from the old Board and management to the new and continuity of company operations, it is in the best interests of the Company and its shareholders to appoint previous directors and officers F. Jacob Cherian and Suhel Kanuga to the new Board.  The new Board accordingly determined to increase the size of the Board by two and to appoint Messrs. Cherian and Kanuga to the resulting newly created directorships. As a result, the Company’s Board of Directors now has the following composition:

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David H. Lesser (Chairman)

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Arun Mittal

-

Habib Yunus

-

Dionisio D’Aguilar

-

Jesse Derris

-

F. Jacob Cherian

-

Suhel Kanuga

Information relating to the new directors and officer, including their business experience, other professional positions and other information, is available in the definitive Consent Solicitation Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission (the “SEC”) by HBP and the HBP Nominees on September 5, 2013 (File No. 811-22156), and is incorporated herein by reference.  Information relating to Messrs. Cherian and Kanuga, including their business experience, other professional positions and other information, is available in the definitive Proxy Statement on Schedule 14A filed with the SEC by the Company on August 2, 2013 (File No. 811-22156), and is incorporated herein by reference.

There are no existing or contemplated agreements between or among any of the directors and HBP, nor any existing or contemplated agreements between or among the directors and the Company other than those relating to their compensation as directors.  No changes have yet been made in the level or form of directors’ compensation from that which was in place prior to the change in directors.  Currently, Mr. Lesser has no employment or other agreements with the Company and no arrangements have yet been made for his compensation as an officer of the Company.

Section 8 – Other Events

Item 8.01 Other Events

In addition to the foregoing, Messrs. Cherian and Mr. Kanuga have each entered into agreements releasing the Company from liability for all deferred compensation they have accrued.  As of June 31, 2013, the total amount of this deferred compensation was reported to be $1,050,000.

The Company has also announced that the annual meeting of shareholders previously scheduled to take place in India on October 21, 2013 has been cancelled, and will be rescheduled and relocated to the United States.

The Company expects to make further announcements regarding changes in its operations in due course.

Section 9 – Financial Statements and Exhibits

Item 9.01(d)  Exhibits

99.1

Press Release of Registrant dated October 4, 2013

99.2

Cherian Release dated October 3, 2013

99.3

Kanuga Release dated October 3, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLENNIUM INDIA ACQUISITION COMPANY INC. /s/ David H. Lesser
Date: October 4, 2013	David H. Lesser Chairman and Chief Executive Officer